Exhibit 99.2

Company Statement on Disclosure of Non-GAAP Financial Measures

The Company uses GAAP based financial measures as its primary disclosure, with supplemental non-GAAP financial measures used to improve an understanding of the financial results.

The complexity and volatility of the accounting and financial reporting for the Company’s Secured Convertible Notes has been a major focus of the Company’s management and investors. To help investors better understand the complexity of the accounting for the Notes, the Company provided significant disclosure in its Annual Report on Form 10-K for the fiscal year ended February 3, 2007. Management presents certain historic financial information in this release that excludes the non-cash charges for the ratable write-off of unamortized debt discounts, deferred financing costs and accrued interest when Notes are converted. Given the unique nature of these charges and their volatility, management believes that presenting financial information without these charges helps investors better understand the Company’s current operating performance. Management believes the magnitude of the charges when conversions occur can impact investors’ understanding of the Company’s business results in such periods. Explicit disclosure of these impacts provides meaningful information to investors.

The Company has a performance-based stock arrangement with a consultant that is significantly impacted by changes in the Company’s stock price. The agreement itself and the underlying accounting are complex and create financial statement impacts that are volatile. In order to give investors a complete understanding of the arrangement and its impact, significant disclosure of the agreement and related accounting was made in the Company’s Annual report on Form 10-K for the fiscal year ended February 3, 2007. Management presents certain historic financial information in this release that excludes the impact of non-cash stock compensation associated with this arrangement. Given the unique nature of the consulting arrangement, management believes the magnitude of the charges when there is a significant change in the Company’s stock price can impact investors’ understanding of the Company’s business results for the period presented. Explicit disclosure of these impacts provides meaningful information to investors.

The Company made major modifications to its Arden B frequent buyer awards program during fiscal 2006 that led to a significant decrease in the recorded deferred revenue under the program. This represented the single largest change to the program since its inception in fiscal 2004 and resulted in a favorable adjustment to net sales that significantly affected the financial results of the periods in which it was recorded. The Company believes the presentation of financial results excluding the impact of these favorable adjustments to be beneficial to investors’ understanding of the Company’s net sales and gross margin trends, which are key performance measures in the retail industry.

The Company completed a store rationalization program in late fiscal 2004 and early fiscal 2005 that resulted in the closure of approximately 150 Wet Seal stores. In this process, the Company incurred significant store closure costs, with final negotiations and payments to landlords continuing into fiscal 2006. From the beginning of this program, the Company consistently presented these costs, including adjustments thereto, as a separate line item affecting operating income/(loss) within its statements of operations because the impact of such costs and adjustments provide meaningful information to investor understanding of the Company’s financial performance. For similar reasons, the Company believes presentation of its historical financial information that excludes the impact of these costs and adjustments is beneficial to investors.

From time to time, the Company incurs significant severance charges associated with the departure of members of executive management. The timing and magnitude of these charges can be sporadic, thus significantly affecting the reported financial results of the fiscal quarter in which they are recorded. Given the unique nature and sporadic timing of these charges, the Company believes the presentation of its historical financial information excluding these non-cash charges to be beneficial to its investors.